As filed with the Securities and Exchange Commission on October 28, 1999.
                         Commission File No.	0-20598.


                      Securities and Exchange Commission
                           Washington, D.C. 20549
                           _______________________

                                 FORM S-8
            Registration Statement Under The Securities Act of 1933
                          ________________________

                             DEFINITION, LTD.
                             ---------------
             (Exact name of Registrant as specified in its charter)

    	NEVADA                                         75-2293489
     ------                                         ----------
    (State or other jurisdiction of                (IRS Employer
     incorporation or organization)            				Identification No.)

    4625 W. Nevso Drive, Suite 2, Las Vegas,NV 89103, (702) 257-2367
    ----------------------------------------------------------------
    (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)


                1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN
                --------------------------------------------
                         (Full title of the plan)


                             Charles Kiefner
                                Chairman
                             Definition, Ltd.
                    4625 West Nevaso Drive, Suite 2
                        Las Vegas, Nevada 89103
                             (702) 257-2367
                             --------------
(Name and address, including zip code, and telephone number, including area code, of agents for service)

                                Copy to:

                        CHARLES A. CLEVELAND, P.S.
                      Charles A. Cleveland, Esquire
                    1212 North Washington, Suite 304
                      Spokane, Washington 99201-2401
                            (509) 326-1029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

------------------------------------------------------------------------------
                       Calculation Of Registration Fee
                                      Proposed  	Proposed
                                   			maximum   	maximum
                                   			offering  	aggregate
Title of Securities 		Amount to be   	price      offering    Amount of
to be registered    		registered     	share[1]  	price[1]   	registration fee
----------------      ------------    --------   --------    ----------------
Common Stock,
$0.001 par value     	1,000,000 shares 	$0.55   	$550,000	  	$152.90 [2]
                                        [1] [3]
-----------------------------------------------------------------------------

[1] The maximum offering price was calculated pursuant to Rule 457(c), based upon the closing bid price for the Common Stock on October 26, 1999.
[2] Minimum fee.
[3] Represents shares issuable upon the exercise of options granted under the employee stock option plan. Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions relating to these shares.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Definition, Ltd. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; (iii) all documents the Company has filed pursuant to Sections 13(a), 13(c), 14or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. . All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 50,000,000 shares of Common Stock, $0.001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversation rights.
In the event of liquidation of the Company, the shares of Common Stock will be entitles to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and nonassessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns 100,000 shares of common stock. The 100,000 shares of Common Stock constitute a significant interest, as that term is defined under
Item 509 of Regulation S-K.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

The following are filed as exhibits to this Registration Statement:
                                           							           Sequentially
                                                             Numbered
Exhibit No.   	Description                                   Page
-----------    -----------                                   ------------
4.1            1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN           5

4.2			         Amended and Restated Articles of Incorporation,
               dated January 13, 1995, of the Company.
               Incorporated by reference to the	Company's
               Annual Report on Form 10-KSB for the fiscal year
               ended December 31, 1998.                              na

4.3          		By-laws of the Company, dated January 13, 1995.
               Incorporated by reference to the Company's Annual
               Report on Form 10-K, for the	fiscal year ended
               December 31, 1998.                                    na

5.1         			Opinion of Charles A. Cleveland, re: Legality         13

24.1         		Consent of Clancy and Co., P.L.L.C., Certified         4
               Public Accountants

24.2           Consent of Charles A. Cleveland, Attorney At Law,     13
               is included in Exhibit 5.1 to this Registration
               Statement.

25.1        			Powers of Attorney (contained on Sequential
               page 4 of this Registration Statement)                 4

ITEM 9.  UNDERTAKINGS.

(a)  The Registrant hereby undertakes

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
             and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) 	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) 	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of October, 1999.

                                 DEFINITION, LTD.

                                 By: ______________
                                 /s/ Donna Anderson
                                 Title: President, Chief Executive Officer,

                                 By: _______________
                                 /s/ Charles Kiefner
                                 Title: Chairman, Secretary

Date:  October 28, 1999

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Donna Anderson, as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature			   					    Title                      	Date
---------               -----                       ----
______________      		 	President and Director  		October 28, 1999.
Donna Anderson

_______________    	 			Chairman, Secretary and 		October 28, 1999.
Charles Kiefner							  Director

________________   	 			Director  			            	October 28, 1999.
Steven Gallagher

________________   	 			Director  			            	October 28, 1999.
Frankie Randall


Exhibit 24.1            CONSENT OF INDEPENDENT AUDITORS'

We consent to the incorporation by reference in this Form S-8 of our report dated August 9, 1999, in the Annual Report on Form 10-KSB of Definition, Ltd., for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

                                     -----------------------
                                 /s/ Clancy and Co., P.L.L.C.
                                     October 28, 1999

Exhibit 4.1
                                  DEFINITION LTD.

                 	1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN

1.	 Purpose. The purpose of this Plan is to promote the interests of the
    Company and its stockholders by attracting, retaining, and stimulating the performance of selected employees and directors, and giving such employees and directors the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in this continued success and progress as well as increasing the productivity of those individuals whom the Committee deem to have the potential to contribute to the success of the Company.

2. 	Definitions. Unless otherwise indicated, the following words when used herein shall have the following meanings:

a.	"Board of Directors" shall mean the Board of Directors of the Company.

b.	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

c. "Common Stock" shall mean the Company's Common Stock ($0.001 par value) and any share or shares of the Company's stock hereafter issued or issued in substitution for such shares.

d. "Company" means Definition Ltd., a Nevada corporation and shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

e.	"Committee" means the body appointed by the Board of Directors, which shall be comprised in such a manner as to comply with the requirements, if any, of Rule 16b-3 (or any successor rule) under the Exchange Act and of
    Section 162 of the Code.

f.	"Director" shall mean a member of the Board of Directors.

g. 	"Key Employee" shall mean any person(s),  who is/are employed by the
    Company and who act in the capacity of President, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer, as well as all Directors.

h.	"Incentive Stock Option" shall mean any option granted to an eligible key employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section
    422 of the Code.

i.	"Nonqualified Stock Option" shall mean any option granted to an eligible key employee under the Plan which is not an Incentive Stock Option.

j.	"Option" shall mean and refer collectively to Incentive Stock Options and
    Nonqualified Stock Options.

k.	"Optionee" shall mean any key employee who is granted an Option under the
    Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance or purusant to a QDRO.

l.	"Stock Appreciation Right" shall mean a right to surrender to the Company all or a portion of an Option, to the extent the Option is then exercisable, and to receive in exchange a payment as provided in Section 6.

m.	"Subsidiary" shall mean a subsidiary corporation of the Company as defined in
    Section 425(f) of the Code.

3.	Administration.

a.	This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Except for the terms and conditions explicitly set forth in this Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each grant, the date of grant, the termination of the options, the option term, vesting schedules, and all other terms and conditions thereof. Such authority shall also include the authority in the event of a spin-off or other corporate transaction to permit substitution of an Award granted under the Plan with an award from another company or an award denominated in other than shares of Common Stock. Grants under this Plan to Key Employees need not be identical in any respect, even when made simultaneously. The
   Committee will also determine and approve the granting of Stock
   Appreciation Rights to selected eligible individuals and determine whether the grant of options will consist of an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), or a Non-Qualified Stock Option, which shall consist of any option granted under this Plan other than an Incentive Stock Option.

b.	Options and Stock Appreciation Rights shall be evidenced by written agreements ("Award Agreements") which shall contain such terms and conditions as may be determined by the Committee. Each agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature.

c. All decisions made by the Committee pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive. The Committee shall not have the right to cancel outstanding stock options or stock appreciation rights for the purpose of replacing or regranting such options or rights with a purchase price that is less than the purchase price of the original option or right.

d. Limitation of Liability. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company shall indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

e. All or part of any Award shall be subject to conditions and restrictions established by the Committee and set forth in the Award Agreement, which may include, but not be limited to, achievement of Goals over a specified Period, such as earnings or earnings growth; return on equity, assets or investment; revenues; expense control; total shareholder return; cash flow; or assets. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on total Company or business unit performance or based on comparative performance with other companies.

f.	The Committee also may require or permit participants to elect to defer the delivery of stock options or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan.  It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in share equivalents. In addition, the Committee may stipulate in an Award
   Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that
   Section 162(m) of the Code (or any successor or similar provision of the
   Code affecting tax deductibility) would operate to disallow a tax deduction by the Company for all or a portion of such payment.  The period of any such delay in payment shall be until the payment or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

4.	Eligibility and Participation. The group of employees eligible to receive options and Stock Appreciation Rights shall consist only of those employees who act in the capacity of President, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer, and Director.

5.	Shares Subject to This Plan.

a.	The stock to be offered under the Plan shall be shares of the Company's authorized Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Section 14 hereof, the aggregate number of shares to be delivered under this Plan shall not exceed one million (1,000,000) shares.

  	If an option expires, is surrendered in exchange for another option, or terminates for any reason during the term of this Plan prior to its exercise in full, the shares subject to but not delivered under such option shall be available for options thereafter granted and for replacement options which may be granted in exchange for such surrendered or terminated options. The shares under a related option which are surrendered upon the exercise of a Stock Appreciation Right shall be charged against the aggregate number of shares available which may be delivered under the Plan.

b.	Any shares of common stock delivered upon exercise of a Stock Appreciation
   Right may be unissued shares or treasury shares, as the Board of Directors may from time to time determine, and shall be charged against the aggregate number of shares of stock available for purposes of this Plan.

6.	Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to key employees who have been or are granted options under this Plan. In exchange for the surrender in whole or in part of the privilege of exercising the related option to purchase shares of the Company's common stock, the granted Stock Appreciation Right shall entitle a key employee to payment of an amount equal to the appreciation in value of the surrendered options (the excess of the fair market value of such options at the time of surrender over their aggregate option price). Such payment may be made in cash, check, or in shares of common stock valued at the fair market value as of the date of the surrender, or partly in cash (or check)
   and partly in shares of common stock, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value which would be payable under granted rights.

   The Board may establish an arrangement, to be administered by the Committee, under which key employees may defer such payment to a future date or dates (including the accrual of interest on deferred amounts), provided that a key employee's deferral election under any such arrangement shall be made
   (a) on or before the date of grant of the Stock Appreciation Rights being surrendered, or (b) subject to approval by the Committee, before the date on which the key employee becomes vested in the Stock Appreciation Rights being surrendered.

7.	Incentive Stock Options.

a.	An option designated by the Committee as an "Incentive Stock Option" is
   intended to qualify as an " Incentive Stock Option" within the meaning of Subsection (b) of Section 422 of the Code.

b.	To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options (determined without regard to this paragraph b.) are exercisable for the first time by the grantee during any calendar year (under this Plan and all other Incentive Stock Option Plans of the Company and its subsidiaries) exceed $100,000, such options shall be treated as Non-Qualified Options and not qualify as incentive Stock Options.

c.	Should Section 422 of the Code, or regulations or pronouncements thereunder, be modified during the term of this Plan, this Plan and any outstanding options may be amended to conform to such modification, if approved by the
   Board of Directors, upon recommendation by the Committee.

d.	For purposes of this Plan, fair market value shall be determined under the applicable method provided by Regulations under Section 2031 of the Code.

e.	In the case of an ISO: (a) granted to a key employee who at the time of the grant of such ISO owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; (b) granted to any other key employee, the per share exercise price shall be no less that 100% of the
   Fair Market Value per share on the date of grant.

f.	In the case of an ISO granted to a key employee who at the time of the grant of such ISO owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, such ISO may not be exercised after the expiration of five (5) years from the date the
   ISO is granted.

g.	Disqualifying Disposition. If stock acquired upon exercise of an Incentive
   Stock Option is disposed of by an optionee prior to the expiration of either two years from the date of grant of such option, one year from the transfer of shares to the optionee pursuant to the exercise of such option or in any other disqualifying disposition, within the meaning of Section
   422 of the code, such optionee shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by an optionee shall not affect the status of any other incentive stock option granted under the Plan.

8.	Term of Option Period. The term during which options and Stock Appreciation
   Rights may be granted under this Plan shall expire as set in the discretion of the Committee, and the option period during which each option and Stock
   Appreciation Right may be exercised shall, subject to the provisions of
   Section 13 hereof, be such period as determined by the Committee, expiring not later than the tenth anniversary of the grant date for an Incentive
   Stock Option, and no later than the expiration date of the related option for any Stock Appreciation Right, as may be determined by the Committee.

9.	Option Price. Except as set forth in section 7 herein, the price at which shares may be purchased upon exercise of a particular option shall be such price, as may be fixed by the Committee.

10.	Stock as Form of Exercise Payment; Cashless Exercise.

a.	A key employee who owns shares of Company common stock may use the previously acquired shares, value to be determined as the fair market value, as a form of payment to exercise stock options under this Plan. However, the Committee, in its discretion, may restrict or rescind this right upon notification to the key employee-participants in this Plan. An option may be exercised with stock only by delivering whole shares of Company stock having a fair market value equal to or less than the exercise price. If an option is exercised by delivery of stock having a fair market value less then the exercise price, the shortfall must be made up in cash.

b.	Payment may also be made by surrendering to the Company a portion of a particular grant and receiving from the Company in whole shares the difference between the total shares of the option grant and the number of whole option shares surrendered. The number of whole option shares required to be surrendered by an optionee shall be the number of whole option shares that is equal to or less then the result of dividing the total exercise price of the options being exercised by the fair market value of one share of common stock. If the whole number of option shares surrendered is less than the total exercise price of the grant, the shortfall must be made up in cash.

c.	The delivery of a properly executed notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of an option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

d.	Any combination of the foregoing methods.

e.	Such other consideration and methods as are permitted by applicable laws.

   If the Fair Market Value of the number of whole shares transferred or the number of whole option shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash.

11.	Vesting; Exercise of Options and Rights.

a.	 Vesting; Exercisability. Subject to the provisions of paragraph g.
    herein, an option shall vest and become nonforfeitable and exercisable, immediately.

b.	 Each option and Stock Appreciation Right granted shall be exercisable in whole or in part at any time or from time to time during the option period as the Committee may determine, provided that the election to exercise an option or Stock Appreciation Right shall be made in accordance with applicable Federal laws and regulations, and further provided that each option shall contain a provision that will prevent exercise of the option unless the optionee remains in the employ of the Company or its subsidiary at least one year after the granting of the option. However, the Committee may in its discretion accelerate the vesting schedule of any option at any time.

c.	 No option may at any time be exercised with respect to a fractional share.
    In the event that shares are issued pursuant to the exercise of a Stock
    Appreciation Right, no fractional shares shall be issued; however, a fractional Stock Appreciation Right may be exercised for cash.

d.	 As a condition to the exercise of a Non-Qualified Stock Option or Stock
    Appreciation Right, grantees shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligations that my arise in connection with such exercise.
                                      9
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e.	 No shares shall be delivered pursuant to the exercise of any option or
    Stock Appreciation Right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof or stock as a form of payment as provided in Section 10 hereof is received by the Company in cash (or check) or stock. No holder of an option or Stock Appreciation Right, or his/her legal representative, legatee, or distributee, shall be or be deemed to be a holder of any shares subject to such option or Stock Appreciation Right unless and until he/she has received a certificate or certificates therefor.

f. 	Notwithstanding any vesting requirements contained in any Option, all outstanding Options shall become immediately exercisable (1) following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the Common Stock, (2) at such time as a third person, including a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (3) on the date on which the shareholders of the Company approve (1) any agreement for a merger or consolidation in which the Company will not survive as an independent, publicly owned corporation or
    (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

g. 	Notwithstanding any other provisions of this Agreement to the contrary, the right of any Key Employee to receive any benefits hereunder shall terminate and shall be forever forfeited if such Key Employee's employment with
    Definition Ltd. is terminated because of his/her fraud, embezzlement, dishonesty, or breach of fiduciary duty. In such an event, all unexercised options shall be deemed null and void. This Section shall be inapplicable to any such termination of employment or status as an advisor or consultant occurring after the Plan has been terminated.

12.	Transferability of Options and Stock Appreciation Rights. The right of any optionee to exercise an option or Stock Appreciation Right granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or a gift to a  qualified donee  or pursuant to a qualified domestic relations order as defined by the Internal Revenue
    Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a QDRO.  A "Qualified Donee" shall consist of an Employee's or Director's  family member who has acquired the options from an employee or director through a gift or a domestic relation order. For purposes of this form, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household
    (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control to the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.  This Plan is not available for the exercise of options transferred for value.  The following transactions are not prohibited transfers for value: a transfer under a domestic relations order in settlement of marital property rights; and, a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the employee) in exchange for an interest in that entity.
                                      10
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13. Termination of Relationship. The terms and conditions under which an option or Stock Appreciation Right may be exercised after the termination of relationship with the Company shall be determined by the Committee.

14.	Changes in Common Stock. The aggregate number and class of shares on which options and Stock Appreciation Rights may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders, or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of common stock of the Company without the receipt of consideration by the Company, or assumption and conversion of outstanding grants due to an acquisition.

15.	Amendment and Discontinuance. The Board of Directors may amend, suspend, or discontinue this Plan, but may not, without the approval of the holders of the Company's common stock, make any amendment thereof which operates:
    (a) to increase the total number of shares which may be granted under this Plan, (b) to extend the terms of this Plan or the maximum option period provided in Section 8 hereof, (c) to decrease the minimum option price provided in Section 9 hereof, (d) to materially modify the requirements as to eligibility for participation in this Plan, or (e) to materially increase the benefits accruing to participants under this
    Plan. No amendment to this Plan shall, except with the consent of the
    Optionee, adversely affect rights under an option previously granted.

16.	Term of Plan. This Plan shall become effective October 19, 1999, subject to the approval by the holders of the Company's common stock at a meeting to be held within one year of the date of adoption of this Plan.

17.	Investment Representation. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option or Stock Appreciation Right has been given by Optionee is being made for investment only and not for resale or with a view to distribution and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period, shall be a condition precedent to the right to purchase such shares.

18.	Rights as Shareholder and Key Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares. Neither the Plan, nor the granting of an option or other rights herein, nor any other action taken pursuant to the
    Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a key employee has a right to continue as an
    Employee or Director for any period of time or at any particular rate of compensation.

19. Governing Law. Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Nevada.

20.	Limitations on Sale of Stock Purchased Under the Plan. The Plan is
    intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any key employee or Director in the conduct of his own affairs. A key employee or Director, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET
    FLUCTUATIONS IN THE PRICE OF THE STOCK.
                                      11
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21.	Governmental  Regulation.  The Company's  obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

22.	Other Benefit And Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

23.	Unfunded Plan.  Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.
    To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute, general unsecured liabilities of the Company and shall not confer upon any Participant any right, title or interest in any assets of the Company.

Exhibit 5.1

October 26, 1999

Definition, Ltd.
4625 W. Nevso Drive
Suite 2, Las Vegas, NV 89103

Re: 	Definition, Ltd. -- Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Definition, Ltd., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may to be issued by the Company under the 1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN (the "Plan").

I have examined the Registration Statement and such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

For purposes of this letter, I have assumed that the offer and sale of securities pursuant to the Plan is not in connection with a capital raising transaction, and does not directly or indirectly promote or maintain a market for the Registrant's securities.

Based upon the foregoing, I am of the opinion that upon the happening of the following events, due action by the Board of Directors and Shareholders of the Company authorizing the Plan and the issuance and of the Shares thereto; due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares under the Plan;

                                      13
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Definition, Ltd.
October 27, 1999
Page 2

filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement; and due execution by the Company and registration by its registrars of the Shares of the Plan and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations, the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

For purposes of Item 509, of Regulation S-K, I will receive a contingent interest of 100,000 shares of Common Stock of the Company, for services performed in connection with the filing of the registration statement on Form S-8, as well as other legal services on behalf of the Company.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,

CHARLES A. CLEVELAND, P.S.


By: ____________________
/s/	Charles A. Cleveland

CAC:lrb
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